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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Aquila, Inc.:

We consent to the incorporation by reference into Aquila Inc.'s previously filed registration statements on Form S-3 (Nos. 333-88280 and 333-67822) and on Form S-8 (Nos. 333-92294, 333-68042, 333-68040, 333-68044, 333-67820, 333-66233, 033-45525, 033-50260, 333-19671, 333-91305, 333-94955, 333-30742, and 333-77703) of our reports dated February 27, 2007, with respect to the consolidated balance sheets of Aquila, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, common shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of Aquila, Inc. Our report refers to Aquila, Inc.'s adoption of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, and amendment of FASB Statements No. 87, 88, 106, and 132 (R) and adoption of FASB Statement of Financial Accounting Standards No. 123(Revised), Share-Based Payments, replacing Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

Kansas City, Missouri
February 27, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM